UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 910-1875
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 28, 2007, Superior Offshore International, Inc. (the “Company”) entered into an agreement (the “Termination Agreement”) with Ocean Flow International, L.L.C. (“Ocean Flow”) cancelling the Agreement and Plan of Merger dated October 18, 2007 between the Company and Ocean Flow and the Company’s pending acquisition thereunder of all of the outstanding membership interests of Ocean Flow. The Company and Ocean Flow plan to cooperate with respect to future business opportunities.
     This report contains only a summary of certain provisions of the Termination Agreement. The summary does not purport to be a complete summary of the Termination Amendment and is qualified in its entirety by reference to the Termination Agreement, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:

2.1	Termination and Release Agreement, dated as of December 28, 2007, by and among Superior Offshore International, Inc., OFI Acquisition LLC, Ocean Flow International, L.L.C., and Karl Winter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: December 28, 2007	By:	/s/ Roger D. Burks
Roger D. Burks
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Termination and Release Agreement, dated as of December 28, 2007, by and among Superior Offshore International, Inc., OFI Acquisition LLC, Ocean Flow International, L.L.C., and Karl Winter.